Exhibit 10.20

BIORESTORATIVE THERAPIES, INC.

40 Marcus Drive

Melville, New York 11747

November 30, 2015

Regenerative Sciences, LLC

403 Summit Blvd., Suite 201

Broomfield, Colorado 80021

Re: License Agreement

Gentlemen:

Reference is made to the License Agreement, dated as of January 27, 2012, between BioRestorative Therapies, Inc. (“BRT”) and Regenerative Sciences, LLC (“RSI”), as amended (the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

The parties acknowledge and agree that, based upon the decision with respect to the FDA Action, the Licensor does not have the right to utilize the U.S. Sublicense; however, the parties desire that the Licensee grant to the Licensor a revised U.S. Sublicense upon the terms and conditions set forth herein.

Therefore, the parties hereby agree as follows:

1.                  The introductory language set forth in Section 2.1(c)(ii) of the Agreement is amended to read as follows:

“Subject to the terms and conditions of this Agreement, effective as of the Effective Date (except as set forth in Section 5.4), Licensee hereby grants to Licensor a non-exclusive, royalty-bearing, non-sublicenseable (except as set forth in Section 5.4), non-transferable (except in accordance with Section 12.1) sublicense, under the Hypoxic Culture Method IP and the Non-Core IP, to use but not otherwise Exploit Procedures and/or Products in the Field”

2.                  Section 5.4 of the Agreement is amended to read as follows:

“5.4 U.S. Sublicense. Effective as of the date hereof (the “U.S. Sublicense Effective Date”), Licensor is granted the U.S. Sublicense under Section 2.1(c)(ii)(B) (but only to the extent provided for in this Section 5.4) and shall be obligated to pay the royalty amount to Licensee provided for in Section 4.4(c). Pursuant and subject to the terms and conditions set forth in Section 2.1(c)(ii), effective as of the U.S. Sublicense Effective Date, Licensor shall have the right to sublicense to (a) CSC the right to perform Regenexx SD intradiscal Procedures, as described in Schedule A annexed hereto (“Disc Procedures”), at the CSC location in Broomfield, Colorado, and any other U.S. location operated or owned by CSC, Licensor, or any Affiliate thereof, which locations are identified on Appendix B, which shall be updated from time to time by Licensor as new locations open (collectively, the “CSC Sites”), and (b) Third Parties the right to perform Disc Procedures at the premises of such Third Parties located in the United States (together with the C-SC Sites, “U.S. Facilities”). Updates to Appendix B shall not be considered an amendment to this Agreement that requires the consent of Licensee; however, Licensor shall provide written notice of such updates to Licensee as needed. Licensor shall have no other rights in the Field with regard to the Hypoxic Culture Method IP or the Non-Core IP except as provided in this Agreement.”

3.                  Licensor represents and warrants that, to date, (a) it has not granted to CSC or any Affiliate or Third Party any sublicense or other right with respect to the Intellectual Property Rights that are being sublicensed to Licensor hereby pursuant to the U.S. Sublicense and (b) it has not received any monies or other consideration with regard to or in connection with Disc Procedures performed in the United States.

4.                  Section 4.4(c) of the Agreement is hereby amended to read as follows:

“(c) U.S. Sublicense. In consideration for the U.S. Sublicense, Licensor shall pay to Licensee royalties as follows:

(i)	with respect to each Disc Procedure performed by CSC at any CSC Sites, one thousand dollars ($1,000); and

(ii)	with respect to each Disc Procedure performed by a Third Party (other than CSC), three hundred dollars ($300).”

5.                  Clause (iii) of Section 4.6(b) of the Agreement is amended to read as follows:

“(iii) with respect to the U.S. Sublicense, (A) the total number of Disc Procedures performed at the CSC Sites, in each case listed by location, (B) the total number of Disc Procedures performed by Third Parties, in each case listed by Third Party, and (C) the total amount owed.”

6.                  BRT and RSI agree that this writing shall constitute an amendment to, and shall be incorporated in, the Agreement.

As amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Nothing in this writing shall be deemed to waive any rights that either Party has under or pursuant to the Agreement.

Sincerely,

BIORESTORATIVE THERAPIES, INC.

By:  _______________________

Mark Weinreb

Chief Executive Officer

AGREED:

REGENERATIVE SCIENCES, LLC

By:  _________________________

Christopher J. Centeno, M.D.

CEO and Medical Director

SCHEDULE A

Regenexx SD Intradiscal Procedure

The Regenexx® SD stem cell procedures involves taking a small bone marrow sample and blood from a patient. These samples are sent to the lab, which is part of the medical practice.  These cells are processed and then re-injected into the disc area in need of repair using imaging guidance. The collection, processing and injection are done on the same day (SD).

SCHEDULE B

Additional CSC Sites

Seattle

Address	Possible but not yet in existence

Las Vegas

Address	Possible but not yet in existence